Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omnibus Stock Plan of MedCath Incorporated of our reports dated November 8, 1996, with respect to the consolidated financial statements of MedCath Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                    /s/  Ernst & Young LLP
                                                         Ernst & Young LLP
Charlotte, North Carolina
June 17, 1997







































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